Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blast Energy Services, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 21, 2005 relating to the financial statements as of December 31, 2004 and the two years then ended, included herein.

/s/ Malone & Bailey, P.C.
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
June 22, 2005